CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of AntriaBio, Inc. of our report dated February 5, 2013, relating to the financial statements and financial statement schedules for the year ended December 31, 2011 of AntriaBio, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Spectra Financial Services, LLC
Tampa, FL
September 30, 2013